UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2009

RENTECH, INC.
 (Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2009, the board of directors of Rentech, Inc. (“Rentech”) adopted the First Amendment (the “2006 Amendment”) to Rentech’s Amended and Restated 2006 Incentive Award Plan (the “2006 Plan”) and the First Amendment (the “2009 Amendment”) to Rentech’s 2009 Incentive Award Plan (the “2009 Plan”, collectively with the 2006 Plan, the “Plans”).  The 2006 Amendment and the 2009 Amendment revise the Plans to provide that in the event of a Change in Control (as defined in the Plans) each outstanding award granted after the effective date of the amendments shall be assumed or replaced by an equivalent award by the successor entity, and in the event that does not occur then the awards shall become fully vested and exercisable. Each outstanding award granted prior to the amendments shall fully vest and become exercisable in the event of a Change in Control as previously provided under the Plans.  The 2006 Amendment also contains updates to the 2006 Plan related to changes in tax and accounting provisions. Copies of the 2006 Amendment and the 2009 Amendment are filed herewith as exhibits 10.1 and 10.2, and both are incorporated herein by reference.

Rentech entered into an employment agreement with Colin Morris dated November 3, 2009. The term of the employment agreement is for one year, subject to automatic renewal unless we or Mr. Morris give prior notice. The agreement provides for base compensation of $229,500 per year, an opportunity to earn an annual cash bonus and participation in our standard benefit programs. A copy of the employment agreement is filed herewith as exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit
Exhibit 10.1	First Amendment to Rentech’s Amended and Restated 2006 Incentive Award Plan
Exhibit 10.2	First Amendment to Rentech’s 2009 Incentive Award Plan
Exhibit 10.3	Employment Agreement with Colin Morris

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: November 6, 2009

By: /s/ Dan J. Cohrs
Dan J. Cohrs
Executive Vice President and Chief Financial Officer